UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 3, 2009

______________

PARLUX FRAGRANCES, INC.

(Exact name of registrant as specified in its charter)

______________

DELAWARE	0-15491	22-2562955
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

5900 North Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309

(Address of Principal Executive Office) (Zip Code)

954-316-9008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

On April 3, 2009, Parlux Fragrances, Inc. (“Parlux) entered into an agreement (the “Agreement”) with Iconic Fragrances, LLC, a licensing company in which entertainment mogul and icon Shawn “JAY-Z” Carter is a principal (“Iconic”).  The Agreement allows for the sublicensing of certain worldwide fragrance licenses to Parlux.  Pursuant to the Agreement, on April 7, 2009, Parlux entered into sublicense agreements with Iconic for the exclusive rights to worldwide fragrance licenses for multiple Grammy award winning and multi-platinum selling international entertainers Rihanna and Kanye West.

Currently, Iconic is in the final stage of negotiations for a worldwide fragrance license with Shawn “JAY-Z” Carter, and in discussions for a worldwide fragrance license with a well-established female artist, referred to herein as the fourth artist.  Parlux will enter into sublicense agreements with Iconic for Shawn “JAY-Z” Carter and the fourth artist to the extent the terms and conditions of the licenses entered into with such celebrities are generally consistent with and no less favorable to Parlux than the terms and conditions of drafts and term sheets of licenses previously presented to Parlux with respect to those celebrities.

Pursuant to the Agreement, Parlux will pay Iconic and the licensors and their designated affiliates, on an annual basis so long as each sublicense agreement remains in effect, a percentage of the cumulative net profits, as defined in the Agreement, earned by Parlux on sales of products developed and sold under each license.  Also, Parlux will assume Iconic’s obligation to make royalty payments to the licensors, including any initial guaranteed minimum royalty advance payable to any licensor.

Furthermore, in connection with the sublicense agreements, Parlux will issue to Iconic, the licensors, the celebrities, and their respective designated affiliates, warrants to purchase shares of Parlux common stock, $0.01 par value, at a purchase price of $5.00 per share (“Warrants”).  The Warrants will vest in four equal annual installments beginning on the first anniversary of the date of issuance and will expire on the eighth anniversary of the date of issuance, or the fifth anniversary of the date of issuance, if the applicable licenses are not renewed by Parlux as the sub-licensee.  Parlux will issue Warrants to purchase a total of 4,000,000 shares, consisting of Warrants for 2,000,000 shares in connection with the sublicense agreement for Rihanna, and Warrants for 2,000,000 shares in connection with the sublicense agreement for Kanye West.  Subject to stockholder approval, as described below, Parlux will issue additional Warrants to purchase 1,000,000 shares each in connection with the sublicense agreements for Rihanna and Kanye West, for a total of 3,000,000 shares per sublicense.  In addition, Parlux will issue Warrants for 3,000,000 shares each in connection with the sublicense agreements for Shawn “JAY-Z” Carter and the fourth artist, when such sublicenses are entered into.    If all of the sublicenses are entered into, and stockholder approval is obtained for the subsequent Warrants to be issued, Warrants to purchase a total of 12,000,000 shares will be outstanding in connection with the four sublicenses (3,000,000 shares per sublicense).

Due to limitations imposed by the Nasdaq Stock Market, Parlux is required to obtain the approval of its stockholders in order to issue an amount of shares of Parlux common stock in excess of 20% of Parlux's total issued and outstanding common stock.   The Certificate of Incorporation of Parlux currently authorizes a total of 30,000,000 shares of common stock and Parlux has approximately 20,324,812 shares issued and outstanding and approximately 2,484,500 shares reserved for potential future issuance.  As a result, Warrants for 4,000,000 shares will be issued, but Parlux will need to amend its Certificate of Incorporation to increase its authorized common stock to have a sufficient number of shares reserved for the additional Warrants for 8,000,000 shares in total to be  allocable to the various sublicense agreements.

Pursuant to the Agreement, Parlux will file within thirty (30) days a preliminary proxy statement with the Securities and Exchange Commission and call and hold a special meeting of its stockholders to seek the requisite approval of its stockholders to approve an amendment to the Certificate of Incorporation of Parlux to increase the amount of authorized shares of common stock to at least 40,000,000 shares, and to approve the issuance of Warrants for a total of up to 8,000,000 shares with respect to the additional Warrants for 2,000,000 shares allocable to Rihanna and Kanye West and the Warrants for 6,000,000 shares allocable to Shawn “JAY-Z” Carter and the fourth artist.  If such stockholder approval is not received within 150 days of the date of entering into sublicense agreements for Shawn “JAY-Z” Carter and the fourth artist, then Iconic will have the unilateral option of either proceeding with the sublicenses without Warrants or terminating the sublicenses.

In addition, on April 3, 2009, Parlux entered into a letter agreement with Iconic and Rene Garcia, the manager of Iconic, individually, allowing for the acceleration of vesting and immediate exercise of the Warrants for 4,000,000 shares allocable to Rihanna and Kanye West in the event that Parlux is acquired by another person or entity (other than Iconic or its affiliates, Rene Garcia or Shawn “JAY-Z” Carter) or concludes a similar change of control transaction prior to April 3, 2012, or if definitive agreements for such a transaction is entered into by April 3, 2012 and consummated within ninety (90) days.  In certain circumstances, the letter agreement provides for Iconic to receive cash and/or securities valued up to $10 per share in the event that Parlux is acquired by another person or entity (other than Iconic or its affiliates, Rene Garcia or Shawn “JAY-Z” Carter) or concludes a similar change of control transaction prior to April 3, 2012 with respect to the Warrants for 4,000,000 shares allocable to Rihanna and Kanye West which have not been previously sold by the holder into the market or otherwise disposed of by the holder in a bona fide third party transaction.

A copy of the press release announcing the Agreement is incorporated herein by reference and furnished as Exhibit 99.1 hereto.

Item 3.02.

Unregistered Sales of Equity Securities.

Reference is made to the issuance of Warrants pursuant to the Agreement as described in Item 1.01 above.  Parlux is relying on the exemption provided by Section 4(2) of the Securities Act of 1933, as amended, for the issuance of Warrants, which exemption Parlux believes is available because the securities were not offered pursuant to a general solicitation and the status of the holders of the Warrants as "accredited investors" as defined in Regulation D under the Securities Act.

Additional Information and Where to Find It.

In connection with the transaction reported herein, Parlux plans to file with the SEC a proxy statement relating to certain of the matters discussed in this Form 8-K. The definitive proxy statement will be mailed to stockholders of Parlux. INVESTORS AND SECURITY HOLDERS OF PARLUX ARE URGED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the definitive proxy statement (when available) and other documents filed with the SEC by Parlux through the website maintained by the SEC at www.sec.gov. Free copies of the definitive proxy statement (when available) and other documents filed with the SEC can also be obtained by directing a request to Parlux Fragrances, Inc. Attn: Secretary of the Company, 5900 N. Andrews Avenue, Suite 500, Fort Lauderdale, Florida 33309.

Participants in Solicitation.

Parlux and its respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in connection with certain of the matters discussed in this Form 8-K. Information regarding Parlux’s directors and executive officers is available in its Annual Report on Form 10-K/A for the year ended March 31, 2008, which was filed with the SEC on July 30, 2008. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01.

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit No.	Description

99.1	Press release of Parlux Fragrances, Inc., dated April 7, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARLUX FRAGRANCES, INC.

Dated: April 7, 2009	By:	/s/ RAYMOND J. BALSYS
Raymond J. Balsys
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Parlux Fragrances, Inc., dated April 7, 2009.